                                                                     Exhibit 11

Statement re Computation of Per Share Earnings



                       Weighted Average shares Outstanding


                                                                               Quarter Ended
                                                                               June 30, 2000
                                                                               -------------

Shares Outstanding March 31, 2000                                               9,039,338
Additional shares issued May 25, 2000                                             220,000
Additional shares issued June 12, 2000                                             65,156
Additional shares issued June 30, 2000                                            131,250
                                                                               ----------

Total shares outstanding June 30, 2000                                          9,455,744
                                                                                =========

Weighted average shares outstanding                                             9,143,835
                                                                                =========
Net loss for the three months ended June 30, 2000                             $(6,277,000)
Net loss per share, basic and fully diluted                                   $     (0.69)



                       Weighted Average shares Outstanding



                                                                             Six Months Ended
                                                                               June 30, 2000
                                                                               -------------
Shares Outstanding December 31, 1999                                            8,609,574
Additional shares issued March 31, 2000                                           429,764
Additional shares issued May 25, 2000                                             220,000
Additional shares issued June 12, 2000                                             65,156
Additional shares issued June 30, 2000                                            131,250
                                                                                ---------
Total shares outstanding June 30, 2000                                          9,455,744
                                                                                =========

Weighted average shares outstanding                                             8,879,066
                                                                                =========
Net loss for the six months ended June 30, 2000                               $(9,659,000)

Net loss per share, basic and fully diluted                                   $     (1.09)